Exhibit 99.1

Heritage Commerce Corp Reports Second Quarter Results

San Jose, CA – July 24, 2008 — Heritage Commerce Corp (Nasdaq: HTBK), parent company of Heritage Bank of Commerce, today reported a second quarter net loss of $3.1 million, or ($0.26) per diluted share, compared with net income of $4.0 million, or $0.33 per diluted share, for the same quarter a year ago.  The second quarter net loss was primarily the result of the previously announced $5.1 million provision for loan losses for loans to one customer, William J. "Boots" Del Biaggio III.  For the first half of 2008, the Company reported a net loss of $1.4 million, or ($0.11) per diluted share, compared to net income of $8.0 million, or $0.68 per diluted share, in the first half of 2007.

“When we recognized that there was a substantial problem with the validity of the collateral on our loan relationship with Boots Del Biaggio, we took the conservative approach by immediately placing all of his loans on nonaccrual and increasing our loan loss provision for the entire $5.1 million in loans outstanding to him,” said Walter Kaczmarek, President and Chief Executive Officer.  “We are pursuing all avenues for recovery of these funds from the borrower, as well as other parties.  Due to the problems with the securities pledged as collateral for the majority of the debt and the bankruptcy filing of the borrower, we do not expect a quick resolution to this issue.”

Boots Del Biaggio is not, and has not been, a director, officer or employee of Heritage Bank of Commerce or Heritage Commerce Corp for over ten years.  He is the son of William J. Del Biaggio, Jr., an executive officer and former director with Heritage Bank of Commerce and Heritage Commerce Corp.

“Despite the Boots Del Biaggio loans, we have generated strong loan growth by gaining traction in the new markets we entered last year and building strength in our traditional footprint in the greater Silicon Valley market,” said Mr. Kaczmarek.  “The outstanding banking team we have built over the past few years remains focused and has gained market share by filling the pipeline with new business.  Their performance has exceeded our expectations.”

Second Quarter 2008 Financial Highlights

♦	As of June 30, 2008, total assets were $1.49 billion, an increase of 10% from June 30, 2007 and 5% from March 31, 2008.

♦
Loans increased to $1.21 billion, an increase of $283 million or 31% from the second quarter of 2007 and an increase of $77 million or 7% compared to March 31, 2008.  Loans increased $173 million or 17% in the first six months of 2008 from $1.04 billion at December 31, 2007.

♦	Commercial loans accounted for 42% of the loan portfolio at June 30, 2008, compared to 37% a year ago.

♦	The Company has no exposure to subprime and mortgage company loans.

♦	Deposits were $1.16 billion, an increase of $40 million or 4% from the second quarter of 2007 and a decrease of $12 million or 1% from March 31, 2008.

♦	The leverage ratio was 8.36% at June 30, 2008.

♦	Heritage Commerce Corp completed its previously announced stock repurchase program during the second quarter of 2008 by repurchasing 394,387 shares of its common stock.

Balance Sheet and Capital Management

Heritage’s assets totaled $1.49 billion at June 30, 2008, compared to $1.35 billion a year ago and $1.41 billion at March 31, 2008.  Total loans, excluding loans held for sale, were $1.21 billion at June 30, 2008, compared to $0.93 billion at June 30, 2007 and $1.13 billion at March 31, 2008.  Deposits totaled $1.16 billion at June 30, 2008, compared to $1.12 billion at June 30, 2007 and $1.17 billion at March 31, 2008.

The Company’s loan portfolio at June 30, 2008 consisted of 42% commercial loans, 33% commercial real estate mortgage loans, 20% land and construction and 5% consumer and other loans.  Of the land and construction portfolio, 58% was secured by “for sale” residential properties and 42% was secured by commercial properties and owner-occupied housing properties.

The Company’s deposits increased by 4% over the same period in the previous year, which included a $43 million increase in Brokered deposits.  The decrease in savings and money market balances was primarily due to a reduction of 1031 exchange company deposits which had a significant reduction in business due to market conditions.

During the second quarter of 2008, the Company repurchased 394,387 shares of its common stock at an average price of $17.47 and a cost of $6.9 million.  This, along with the second quarter net loss, reduced shareholders’ equity to $142 million, or $12.01 book value per share and $7.96 tangible book value per share, at June 30, 2008.  Shareholders’ equity was $170 million, or $12.72 book value per share and $9.12 tangible book value per share at June 30, 2007, and $153 million, or $12.55 book value per share and $8.61 tangible book value per share, at March 31, 2008.  The Company adopted the guidance in Emerging Issues Task Force (EITF) Issue 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements, on January 1, 2008.  The adoption of EITF 06-4 resulted in a cumulative effect adjustment to decrease retained earnings by $3.2 million, net of deferred income taxes, at January 1, 2008.

The share repurchases completed the previously announced common stock repurchase program.  Shares were repurchased on the open market using available cash rather than debt.  The Company’s Board of Directors had authorized the repurchase of up to $30 million of its common stock over two years.  From August 13, 2007 through May 27, 2008, the Company bought back 1,645,607 shares at a cost of $29.9 million.

Credit Quality

Nonperforming assets (NPAs) totaled $14.3 million, or 0.96% of total assets, at June 30, 2008, compared to $6.3 million, or 0.47% of total assets, at June 30, 2007 and $5.4 million, or 0.38% of total assets, at March 31, 2008.  Excluding the $5.1 million of Boots Del Biaggio loans and the $2.0 million SBA guaranteed portion of SBA loans, nonperforming assets were $7.3 million or 0.49% of total assets at June 30, 2008.  At June 30, 2007, nonperforming assets were $6.0 million or 0.45% of total assets, excluding the $0.3 million SBA guaranteed portion of SBA loans.  At March 31, 2008, nonperforming assets were $3.4 million or 0.24% of total assets, excluding the $2.0 million SBA guaranteed portion of SBA loans.

Net charge-offs in the second quarter of 2008 were $370,000 or 0.13% of average loans, compared to net charge-offs of $35,000 or 0.02% of average loans in the second quarter of 2007 and $434,000 or 0.16% of average loans in the first quarter of 2008.

The Company’s provision for loan losses in the second quarter of 2008 was $7.8 million, compared to no provision in the second quarter of 2007 and $1.7 million in the first quarter of 2008. The second quarter 2008 provision for loan losses includes $5.1 million for the Boots Del Biaggio loans.  The rest of the second quarter 2008 provision is primarily due to $77 million of loan growth and additional risk in the loan portfolio.

When excluding the $5.1 million specific loss allocation for the Boots Del Biaggio loans, the allowance for loan losses at June 30, 2008 was $15.8 million, or 1.30% of total loans, and represented 183% of nonperforming loans.  The allowance for loan losses at June 30, 2007 was $11.1 million, or 1.20% of total loans, and represented 192% of nonperforming loans.  The allowance for loan losses at March 31, 2008 was $13.4 million, or 1.19% of total loans, and represented 293% of nonperforming loans.

Operating Results

Comparison of 2008 operating results to 2007 includes the effects of acquiring Diablo Valley Bank (“DVB”) on June 20, 2007.  In the DVB transaction, the Company acquired $269 million of tangible assets, including $204 million of net loans, and assumed $249 million of deposits.

Net interest income increased 5% to $13.0 million for the second quarter of 2008 from $12.4 million for the second quarter of 2007 and decreased 1% from $13.1 million for the first quarter of 2008.  For the first six months of 2008, net interest income increased 8% to $26.1 million from $24.1 million for the same period of 2007, primarily due to an increase in interest-earning assets.  The net interest margin was 4.00% for the second quarter of 2008, compared to 5.11% for the second quarter of 2007 and 4.32% for the first quarter of 2008.  For the first six months of 2008, the net interest margin decreased to 4.15% from 5.09% for the first six months of 2007.  Decreases in the net interest margin are primarily the result of the 325 basis point decline in short-term interest rates from September 2007 through March 2008.

Noninterest income was $1.8 million for the second quarter of 2008, compared to $2.3 million for the second quarter of 2007 and $1.5 million for the first quarter of 2008.  In the first six months of 2008, noninterest income was $3.3 million, compared to $4.8 million in the first six months a year ago.  Noninterest income declined in 2008 primarily due to the strategic shift to retain, rather than sell, SBA loan production.  Gains on sales of SBA loans were $695,000 in the second quarter of 2007 and $1.7 million in the first six months of 2007, with no corresponding income in 2008.  Noninterest income was primarily comprised of loan servicing income, the increase in cash surrender value of Company owned life insurance, and service charges on deposit accounts.

Noninterest expense was $11.0 million for the second quarter of 2008, compared to $8.5 million in the second quarter of 2007 and $10.6 million in the first quarter of 2008.  In the first six months of 2008, noninterest expense was $21.6 million, compared to $16.8 million in the first six months a year ago.  Operating expenses increased in 2008 due to the acquisition of DVB, the new office in Walnut Creek, and the addition of experienced banking professionals.

The efficiency ratio was 74.51% in the second quarter of 2008, compared to 58.00% in the second quarter of 2007 and 72.38% in the first quarter of 2008.  The efficiency ratio for the first six months of 2008 increased to 73.45% from 58.13% a year ago.  The efficiency ratio increased in 2008 primarily due to compression of the net interest margin, a decrease in noninterest income and an increase in expenses, as discussed above.  The annualized returns on average assets and average equity for the second quarter of 2008 were (0.85%) and (8.34%), compared to 1.50% and 12.17% for the quarter ended June 30, 2007, respectively.  Returns on average assets and average equity for the first six months of 2008 were (0.20%) and (1.81%), compared to 1.53% and 12.63% for the first six months of 2007, respectively.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Los Gatos, Fremont, Danville, Pleasanton, Walnut Creek, Morgan Hill, Gilroy, Mountain View, and Los Altos.  Heritage Bank of Commerce is an SBA Preferred Lender with Loan Production Offices in Fresno, Sacramento, Oakland and Santa Rosa, California.  For more information, please visit www.heritagecommercecorp.com.

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include, but are not necessarily limited to, the Company’s ability to sustain dividend payments, fluctuations in interest rates and monetary policy established by the Federal Reserve, inflation, government regulations, general economic conditions, competition within the business areas in which the Company is conducting its operations, including the real estate market in California, the ability to recognize identified cost savings, and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

                        Member FDIC

	For the Three Months Ended:			Percent Change From:		For the Six Months Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,	June 30,	Percent
(in $000's, unaudited)	2008	2008	2007	2008	2007	2008	2007	Change
Interest Income	$18,699	$19,895	$18,317	-6%	2%	$38,594	$35,551	9%
Interest Expense	5,731	6,791	5,924	-16%	-3%	12,522	11,427	10%
Net Interest Income	12,968	13,104	12,393	-1%	5%	26,072	24,124	8%
Provision for Loan Losses	7,800	1,650	-	-373%	N/A	9,450	(236)	4,104%
Net Interest income after Provision for Loan Losses	5,168	11,454	12,393	-55%	-58%	16,622	24,360	-32%
Noninterest Income:
Gain on Sale of SBA Loans	-	-	695	N/A	-100%	-	1,706	-100%
Servicing Income	377	479	534	-21%	-29%	856	1,050	-18%
Increase in Cash Surrender Value of Life Insurance	418	398	353	5%	18%	816	697	17%
Service Charges and Other Fees on Deposit Accounts	537	415	336	29%	60%	952	610	56%
Other	460	222	344	107%	34%	682	713	-4%
Total Noninterest Income	1,792	1,514	2,262	18%	-21%	3,306	4,776	-31%

Noninterest Expense:
Salaries & Employee Benefits	5,970	6,059	4,685	-1%	27%	12,029	9,573	26%
Occupancy & Equipment	1,044	1,119	889	-7%	17%	2,163	1,764	23%
Other	3,984	3,402	2,926	17%	36%	7,386	5,463	35%
Total Noninterest Expense	10,998	10,580	8,500	4%	29%	21,578	16,800	28%
Income (Loss) Before Income Taxes	(4,038)	2,388	6,155	-269%	-166%	(1,650)	12,336	-113%
Income Tax Expense (Benefit)	(955)	684	2,140	-240%	-145%	(271)	4,288	-106%
Net Income (Loss)	$(3,083)	$1,704	$4,015	-281%	-177%	$(1,379)	$8,048	-117%

PER SHARE DATA
(unaudited)
Basic Earnings (Loss) Per Share	$(0.26)	$0.14	$0.34	-286%	-176%	$(0.11)	$0.69	-116%
Diluted Earnings (Loss) Per Share	$(0.26)	$0.14	$0.33	-286%	-179%	$(0.11)	$0.68	-116%
Common Shares Outstanding at Period End	11,806,167	12,170,346	13,375,163	-3%	-12%	11,806,167	13,375,163	-12%
Book Value Per Share	$12.01	$12.55	$12.72	-4%	-6%	$12.01	$12.72	-6%
Tangible Book Value Per Share	$7.96	$8.61	$9.12	-8%	-13%	$7.96	$9.12	-13%

KEY FINANCIAL RATIOS
(unaudited)
Annualized Return on Average Equity	-8.34%	4.33%	12.17%	-293%	-169%	-1.81%	12.63%	-114%
Annualized Return on Average Tangible Equity	-12.30%	6.21%	12.65%	-298%	-197%	-2.63%	12.89%	-120%
Annualized Return on Average Assets	-0.85%	0.50%	1.50%	-270%	-157%	-0.20%	1.53%	-113%
Annualized Return on Average Tangible Assets	-0.88%	0.52%	1.50%	-269%	-159%	-0.20%	1.53%	-113%
Net Interest Margin	4.00%	4.32%	5.11%	-7%	-22%	4.15%	5.09%	-18%
Efficiency Ratio	74.51%	72.38%	58.00%	3%	28%	73.45%	58.13%	26%

AVERAGE BALANCES
(in $000's, unaudited)
Average Assets	$1,456,396	$1,376,217	$1,075,271	6%	35%	$1,415,295	$1,057,683	34%
Average Tangible Assets	$1,408,536	$1,328,133	$1,070,251	6%	32%	$1,367,319	$1,055,059	30%
Average Earning Assets	$1,304,987	$1,218,888	$972,016	7%	34%	$1,261,938	$955,874	32%
Average Total Loans	$1,170,274	$1,075,605	$730,337	9%	60%	$1,122,940	$715,562	57%
Average Loans Held For Sale	$-	$-	$12,823	N/A	-100%	$-	$15,693	-100%
Average Deposits	$1,169,860	$1,102,706	$880,079	6%	33%	$1,136,283	$863,422	32%
Average Demand Deposits - Noninterest Bearing	$260,361	$249,173	$223,415	4%	17%	$254,767	$220,727	15%
Average Interest Bearing Deposits	$909,499	$853,533	$656,664	7%	39%	$881,516	$642,695	37%
Average Interest Bearing Liabilities	$1,018,685	$940,498	$696,773	8%	46%	$979,591	$685,412	43%
Average Equity	$148,660	$158,428	$132,347	-6%	12%	$153,544	$128,509	19%
AverageTangible Equity	$100,800	$110,344	$127,327	-9%	-21%	$105,568	$125,885	-16%

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	March 31,		June 30,
(in $000's, unaudited)	2008	2008	2007	2008		2007
ASSETS
Cash and Due from Banks	$42,642	$28,356	$45,881	50%		-7%
Federal Funds Sold	150	100	57,810	50%		-100%
Securities Available-for-Sale, at Fair Value	116,594	130,784	169,498	-11%		-31%
Loans Held For Sale	-	-	20,018	N/	A	-100%
Loans:
Commercial Loans	509,887	468,540	344,172	9%		48%
Real Estate-Mortgage	403,526	384,060	330,422	5%		22%
Real Estate-Land and Construction	243,731	233,073	203,457	5%		20%
Home Equity	45,991	42,194	42,474	9%		8%
Consumer Loans	4,686	2,848	4,715	65%		-1%
Loans	1,207,821	1,130,715	925,240	7%		31%
Deferred Loan Costs, net	1,301	1,090	504	19%		158%
Loans, Net of Deferred Costs	1,209,122	1,131,805	925,744	7%		31%
Allowance for Loan Losses	(20,865)	(13,434)	(11,104)	55%		88%
Net Loans	1,188,257	1,118,371	914,640	6%		30%
Company Owned Life Insurance	39,819	39,402	37,900	1%		5%
Premises & Equipment, Net	9,052	9,193	9,186	-2%		-1%
Goodwill	43,181	43,181	43,172	0%		0%
Intangible Assets	4,584	4,760	5,031	-4%		-9%
Accrued Interest Receivable and Other Assets	42,708	40,580	43,795	5%		-2%
Total Assets	$1,486,987	$1,414,727	$1,346,931	5%		10%

LIABILITIES & SHAREHOLDERS' EQUITY
Liabilities:
Deposits
Demand Deposits-Noninterest Bearing	$262,813	$254,938	$266,404	3%		-1%
Demand Deposits-Interest Bearing	145,151	159,046	162,003	-9%		-10%
Savings and Money Market	435,754	494,912	448,528	-12%		-3%
Time Deposits, Under $100	33,911	35,095	33,735	-3%		1%
Time Deposits, $100 and Over	173,766	161,840	143,544	7%		21%
Brokered Deposits	108,623	65,873	65,439	65%		66%
Total Deposits	1,160,018	1,171,704	1,119,653	-1%		4%
Securities Sold under Agreement to Repurchase	35,000	35,900	10,900	-3%		221%
Other Short-term Borrowing	98,000	5,000	-	1860%		N/	A
Notes Payable To Subsidiary Grantor Trusts	23,702	23,702	23,702	0%		0%
Accrued Interest Payable and Other Liabilities	28,518	25,649	22,522	11%		27%
Total Liabilities	1,345,238	1,261,955	1,176,777	7%		14%

Shareholders' Equity:
Common Stock	75,941	82,120	103,498	-8%		-27%
Accumulated Other Comprehensive Loss	(930)	(145)	(2,446)	541%		-62%
Retained Earnings	66,738	70,797	69,102	-6%		-3%
Total Shareholders' Equity	141,749	152,772	170,154	-7%		-17%
Total Liabilities & Shareholders' Equity	$1,483,987	$1,414,727	$1,346,931	5%		10%

CREDIT QUALITY DATA
(in $000's, unaudited)
Nonaccrual Loans	$12,226	$4,580	$3,192	167%		283%
Loans Over 90 Days Past Due and Still Accruing	1,488	-	2,604	N/	A	-43%
Total Nonperforming Loans	13,714	4,580	5,796	199%		137%
Other Real Estate Owned	580	792	487	-27%		19%
Total Nonperforming Assets	$14,294	$5,372	$6,283	166%		128%
Net Charge-offs	370	434	35	-15%		957%
Net Charge-offs as Percent of Average Loans	0.13%	0.16%	0.02%	-19%		550%
Allowance for Loan Losses to Total Loans	1.73%	1.19%	1.20%	45%		44%
Allowance for Loan Losses to Total Loans, Excluding
$5.1 Million Specific Loss Allowance for Del Biaggio III Loans	1.30%	1.19%	1.20%	9%		9%
Allowance for Loan Losses to Nonperforming Loans	152.14%	293.32%	191.58%	-48%		-21%
Nonperforming Assets to Total Assets	0.96%	0.38%	0.47%	153%		104%
Nonperforming Loans to Total Loans	1.13%	0.40%	0.68%	183%		66%

OTHER PERIOD-END STATISTICS
(unaudited)
Shareholders' Equity / Total Assets	9.53%	10.80%	12.63%	-12%		-25%
Loan to Deposit Ratio	104.23%	96.59%	82.68%	8%		26%
Noninterest Bearing Deposits / Total Deposits	22.66%	21.76%	23.79%	4%		-5%
Leverage Ratio	8.36%	9.63%	14.29%	-13%		-41%

	For the Three Months Ended			For the Three Months Ended
	June 30, 2008			June 30, 2007
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000's, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross	$1,170,274	$17,250	5.93%	$743,160	$15,589	8.41%
Securities	131,428	1,433	4.39%	171,896	1,982	4.62%
Interest bearing deposits in other financial institutions	470	2	1.71%	3,243	40	4.95%
Federal funds sold	2,815	14	2.00%	53,717	706	5.27%
Total interest earning assets	1,304,987	$18,699	5.76%	972,016	$18,317	7.56%
Cash and due from banks	35,476			33,305
Premises and equipment, net	9,144			3,111
Goodwill and other intangible assets	47,860			5,020
Other assets	58,929			61,819
Total assets	$1,456,396			$1,075,271

Liabilities and shareholders' equity:
Deposits:
Demand, interest bearing	$155,130	$367	0.95%	$141,230	$780	2.22%
Savings and money market	467,428	1,862	1.60%	328,580	2,456	3.00%
Time deposits, under $100	34,507	271	3.16%	30,872	301	3.91%
Time deposits, $100 and over	174,534	1,363	3.14%	102,284	1,067	4.18%
Brokered time deposits	77,900	793	4.09%	53,698	617	4.61%
Notes payable to subsidiary grantor trusts	23,702	526	8.93%	23,702	583	9.87%
Securities sold under agreement to repurchase	35,890	255	2.86%	14,820	98	2.65%
Other short-term borrowings	49,594	294	2.38%	1,587	22	5.56%
Total interest bearing liabilities	1,018,685	$5,731	2.26%	696,773	$5,924	3.41%
Demand, noninterest bearing	260,361			223,415
Other liabilities	28,690			22,736
Total liabilities	1,307,736			942,924
Shareholders' equity:	148,660			132,347
Total liabilities and shareholders' equity	$1,456,396			$1,075,271

Net interest income / margin		$12,968	4.00%		$12,393	5.11%

	For the Six Months Ended			For the Six Months Ended
	June 30, 2008			June 30, 2007
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000's, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross	$1,122,940	$35,605	6.38%	$731,255	$30,259	8.34%
Securities	134,619	2,934	4.38%	172,603	3,934	4.60%
Interest bearing deposits in other financial institutions	768	9	2.36%	2,936	73	5.01%
Federal funds sold	3,611	46	2.56%	49,080	1,285	5.28%
Total interest earning assets	1,261,938	$38,594	6.15%	955,874	$35,551	7.50%
Cash and due from banks	37,017			34,311
Premises and equipment, net	9,208			2,807
Goodwill and other intangible assets	47,976			2,624
Other assets	59,156			62,067
Total assets	$1,415,295			$1,057,683

Liabilities and shareholders' equity:
Deposits:
Demand, interest bearing	$151,800	$968	1.28%	$138,876	$1,545	2.24%
Savings and money market	472,009	4,751	2.02%	323,549	4,740	2.95%
Time deposits, under $100	34,566	591	3.44%	30,929	590	3.85%
Time deposits, $100 and over	160,633	2,753	3.45%	101,741	2,079	4.12%
Brokered time deposits	62,508	1,311	4.22%	47,600	1,052	4.46%
Notes payable to subsidiary grantor trusts	23,702	1,083	9.19%	23,702	1,164	9.90%
Securities sold under agreement to repurchase	29,027	410	2.84%	18,218	235	2.60%
Other short-term borrowings	45,346	655	2.90%	797	22	5.57%
Total interest bearing liabilities	979,591	$12,522	2.57%	685,412	$11,427	3.36%
Demand, noninterest bearing	254,767			220,727
Other liabilities	27,393			23,035
Total liabilities	1,261,751			929,174
Shareholders' equity:	153,544			128,509
Total liabilities and shareholders' equity	$1,415,295			$1,057,683

Net interest income / margin		$26,072	4.15%		$24,124	5.09%